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                                  EXHIBIT 11
                                  ----------

                Statement re: Computation of Earnings Per Share
                   (In thousands, except Earnings per Share)

                                                                       Three Months Ended
                                                             September 30,            September 30,
                                                                  2001                    2000
                                                            ---------------          ----------------
Net income                                                   $          121           $           311
Average Shares Outstanding                                            2,549                     2,322
Basic Earnings Per Share                                     $         0.05           $          0.09

Net income                                                   $          121           $           216
Average Shares Outstanding before the
    effect of options                                                 2,549                     2,322
Effect of Options                                                         4                        --
Average Shares Outstanding including
    options                                                           2,553                     2,322
Diluted Earnings Per Share                                   $         0.05           $          0.09

                                                                         Nine Months Ended
                                                             September 30,            September 30,
                                                                 2001                     2000
                                                            ---------------          -----------------
Net income                                                   $          322           $           670
Average Shares Outstanding                                            2,348                     2,314
Basic Earnings Per Share                                     $         0.14           $          0.29

Net income                                                   $          322           $           670
Average Shares Outstanding before the
    effect of options                                                 2,348                     2,314
Effect of Options                                                         4                        --
Average Shares Outstanding including
    options                                                           2,352                     2,314
Diluted Earnings Per Share                                   $         0.14           $          0.29
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